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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-104958 of Dot Hill Systems Corp. on Form S-3 of our reports dated March 17, 2003, appearing in the Annual Report on Form 10-K/A of Dot Hill Systems Corp. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
June 17, 2003

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INDEPENDENT AUDITORS' CONSENT